As filed with the Securities and Exchange Commission on March 5, 2026

Registration No. 333-284229

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CALIDI BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-2967193
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4475 Executive Drive, Suite 200,

San Diego, California 92121

Telephone: (858) 794-9600

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Dr. Eric Poma

Chief Executive Officer

Calidi Biotherapeutics, Inc.

4475 Executive Drive, Suite 200,

San Diego, CA 92121

Telephone: (858) 794-9600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Marcelle Balcombe

Rohini Sud

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas

New York, NY 10036

(212) 653-8700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed to register an additional $4,200,000 of securities, including common stock, preferred stock, warrants and units comprised of same, of Calidi Biotherapeutics, Inc. (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended and General Instruction IV of Form S-3 (the “Prior Registration Statement”). This registration statement incorporates by reference the contents of the registrant’s registration statement on Form S-3 (File No. 333-284229), which was declared effective by the Commission on February 7, 2025, including all amendments and exhibits thereto and all information incorporated by reference therein, other than the exhibits filed herewith. The Company is filing this Registration Statement for the sole purpose of increasing the maximum aggregate offering amount of securities registered under the Prior Registration Statement by $4,200,000.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Item 16. Exhibits.

Exhibit
Number	Description of Exhibit
5.1	Opinion of Sichenzia Ross Ference Carmel LLP.
23.1	Consent of CBIZ
23.2	Consent of Sichenzia Ross Ference Carmel LLP (contained in Exhibit 5.1).
24.1*	Power of Attorney
107	Filing Fee Table.

*	Previously filed and included on signature page

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 5, 2026.

Calidi Biotherapeutics, Inc.

By:	/s/ Eric Poma
Name:	Eric Poma
Title:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Andrew Jackson
Name:	Andrew Jackson
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Eric Poma	March 5, 2026
Eric Poma
Chief Executive Officer and Director (Principal Executive Officer)

/s/ Andrew Jackson	March 5, 2026
Andrew Jackson
Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ *	March 5, 2026
Alan Stewart
Director

/s/ *	March 5, 2026
James Schoeneck
Director

/s/ *	March 5, 2026
Scott Leftwich
Director

/s/ *	March 5, 2026
George Peoples
Director

/s/ *	March 5, 2026
Allan J. Camaisa
Director

*	/s/ Andrew Jackson
Andrew Jackson
Attorney-in-Fact